As filed with the Securities and Exchange Commission on October 30, 2009
Registration Statement No.: 333-135536

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
The Securities Act of 1933
HARRIS INTERACTIVE INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
16-1538028
(I.R.S. Employer Identification No.)

161 Sixth Avenue
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)
Non-Qualified Stock Option Agreement with Ronald E. Salluzzo
(Full title of the plan)

Kimberly Till	with a copy to:
President and Chief Executive Officer	Beth Ela Wilkens, Esq.
Harris Interactive Inc.	Harris Beach PLLC
161 Sixth Avenue	99 Garnsey Road
New York, New York 10013	Pittsford, New York 14534
(212) 539-3600	(585) 419-8800
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-135536) (the “Registration Statement”) is being filed to deregister any of the 350,000 shares of the Common Stock, par value $.001 per share, of Harris Interactive Inc. that were registered for issuance pursuant to the Registration Statement and remain unsold thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of October, 2009.

HARRIS INTERACTIVE INC.
By:	/s/ Robert J. Cox
Executive Vice President, Chief
Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date
By:	/s/ Kimberly Till Kimberly Till	President and Chief Executive Officer (Principal Executive Officer) and Director	October 30, 2009

By:	/s/ Robert J. Cox Robert J. Cox	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 30, 2009

By:	/s/ Eric W. Narowski Eric W. Narowski	Senior Vice President and Global Controller (Principal Accounting Officer)	October 30, 2009

By:	/s/ David Brodsky	Director	October 30, 2009

David Brodsky

By:	/s/ Steven L. Fingerhood	Director	October 30, 2009

Steven L. Fingerhood

By:	/s/ Stephen D. Harlan	Director	October 30, 2009

Stephen D. Harlan

By:	/s/ James R. Riedman	Director	October 30, 2009

James R. Riedman

By:	/s/ Howard L. Shecter	Director	October 30, 2009

Howard L. Shecter

By:	/s/ Antoine G. Treuille	Director	October 30, 2009

Antoine G. Treuille